Exhibit 10.5

EIGHTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of May 14, 2015 by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) (“Santander”), as agent for Lenders (Santander, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 27, 2013, that certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 13, 2013, that certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 28, 2014 and that certain Seventh Amendment to Revolving Credit, Term Loan and Security Agreement dated January 21, 2015 as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement”); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, modifying certain financial covenants set forth in the Loan Agreement.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	WAIVER. The Borrower hereby acknowledges and agrees that it has failed to comply, as of March 31, 2015, with Subsection 6.5(c) of the Loan Agreement. The Lenders hereby waive the Event of Default (as defined in the Loan Agreement) which would otherwise exist by reason of the failure of the Borrower to comply, as of March 31, 2015, with Subsection 6.5(c) of the Loan Agreement (relating to Minimum EBITDA); provided, however, that (i) the waiver contained in this paragraph will not be deemed to apply to any provision of the Loan Agreement or any of the Other Documents other than said Subsection 6.5(c) of the Loan Agreement and (ii) the waiver contained in this paragraph will not be deemed to apply as of any date other than as of March 31, 2015. Nothing contained herein will be deemed to constitute a waiver (other than the express waiver set forth herein) or a release of any provision of any of the Other Documents. No Default or Event of Default (each as defined in the Loan Agreement) is deemed waived (other than pursuant to the express waiver set forth herein) or released by this Agreement, whether or not known to the Lenders. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification or any provision of any of the Other Documents on any other or future occasion.

3)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

“Additional Availability Period” shall mean the period beginning on the date of the Eighth Amendment and ending on close of business on September 30, 2015.

“Eighth Amendment” shall mean that certain Eighth Amendment to Revolving Credit, Term Loan and Security Agreement dated the Eighth Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Eighth Amendment Closing Date” shall mean as of May 14, 2015.

4)	TEMPORARY ADVANCE RATE INCREASE. During the Additional Availability Period, the Inventory Advance Rate set forth in Subsection 2.1(a)(ii) of the Loan Agreement will be increased to 35%, reverting back to 25% immediately upon the expiration of such Additional Availability Period. In further clarification of the foregoing, upon the expiration of the Additional Availability Period, the Inventory Advance Rate will be 25%.

5)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A)   the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)   to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C)   all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)   the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E)   this Agreement is a modification of an existing obligation and is not a novation.

6)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A)   provide the Agent with this Agreement, properly executed;

(B)   pay to the Agent an amendment fee in the amount of $15,000; and

(C)   pay, promptly upon presentation of an invoice therefor, all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

7)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents. This Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

8)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:		BLONDER TONGUE LABORATORIES, INC.

By:		By:
Name:	ERIC SKOLNIK	Name:	ROBERT J. PALLÉ
Title:	Assistant Secretary	Title:	President

WITNESS:		R. L. DRAKE HOLDINGS, LLC

By:		By:
Name:	ERIC SKOLNIK	Name:	ROBERT J. PALLÉ
Title:	Assistant Secretary	Title:	President

SANTANDER BANK, N.A.,
(formerly known as Sovereign Bank, N.A.),
as Lender and as Agent

By:
		Name:	JOHN R. GIANGROSSI
		Title:	Vice President